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                                    EXHIBIT 4
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                         SHAREHOLDER AUTHORIZATION FORM
                               DCB FINANCIAL CORP.

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
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1.      DIVIDEND REINVESTMENT
        (Check only one box - fill in amount where appropriate)

|_| a. Full Cash Dividend Reinvestment. I wish to reinvest under the Plan cash dividends on all shares registered in my name.

|_| b. Partial Cash Dividend Reinvestment. I wish to have cash dividends reinvested on _____________ shares personally held by me in certificate form and on all Plan shares held in my name. I wish to have the balance of my cash dividends mailed to me.

2. OPTIONAL CASH INVESTMENTS (minimum $100 and maximum $ 2,000 per calendar quarter) (Check the box and fill in amount if you want to invest.)

|_| Cash Payment. Please buy shares with the enclosed check or money order for $________ payable to Delaware County Bank and Trust Company.

To the extent I have so designated, I hereby elect to participate in the Plan and authorize Delaware County Bank and Trust Company, as my agent, to apply cash dividends and any optional cash investments received by it on my behalf to the purchase of shares of DCB Financial Corp. Common Stock. I understand that all dividends received on shares credited to my Plan account will be automatically reinvested in DCB Financial Corp. Common Stock.


                                                           *
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Signature

                                                           *
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Signature

Date
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(PLEASE SIGN ABOVE EXACTLY AS NAME APPEARS ON REVERSE SIDE. IF SHARES ARE HELD
JOINTLY, EACH SHAREHOLDER MUST SIGN.

* Under penalties of perjury, I certify (1) that the number shown on the reverse of this Form is my correct Taxpayer Identification Number and (2) that I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.


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                         SHAREHOLDER AUTHORIZATION FORM
                               DCB FINANCIAL CORP.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
---------------------------------------------

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NAME(S) EXACTLY AS SET FORTH ON YOUR STOCK CERTIFICATE

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ADDITIONAL SPACE FOR NAME(S) IF NECESSARY

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STREET ADDRESS

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CITY                                       STATE                                   ZIP CODE

-----------------------     ---------------------      |_|  I am a U.S. Citizen or Resident Alien
| | | |-| | |-| | | | |     | | |-| | | | | | | |
-----------------------     ---------------------      |_|  I am a Nonresident Alien
SOCIAL SECURITY NUMBER      EMPLOYER IDENTIFICATION
(TO BE COMPLETED IF THE     NUMBER (TO BE COMPLETED
SHAREHOLDER IS AN           IF THE SHAREHOLDER IS
INDIVIDUAL. IF SHARES       NOT AN INDIVIDUAL.)
ARE HELD JOINTLY, THE
SOCIAL SECURITY NUMBER
SHOULD BE THAT OF THE
FIRST PERSON LISTED ON
THE STOCK CERTIFICATE.)
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                  BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.
   MAIL TO DELAWARE COUNTY BANK AND TRUST COMPANY, ATTN: SHAREHOLDER RELATIONS
                    41 N. SANDUSKY STREET, DELAWARE, OH 43015


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